Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 3 dated August 14, 2025 relating to the Common Stock, $0.01 par value, of Mammoth Energy Services, Inc. shall be filed on behalf of the undersigned.

VALUEWORKS LIMITED PARTNERS, LP By: ValueWorks Capital, LLC, its general partner By: /s/ Charles Lemonides
Name: Charles Lemonides
Title: Managing Member

VALUEWORKS CAPITAL, LLC By: /s/ Charles Lemonides
Name: Charles Lemonides
Title: Managing Member

VALUEWORKS LLC By: /s/ Charles Lemonides
Name: Charles Lemonides
Title: Managing Member

CHARLES LEMONIDES By: /s/ Charles Lemonides